UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)   August 23, 2006

SPEAR & JACKSON, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-32013	91-2037081
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

12012 Southshore Blvd, Suite 103, Wellington, FL 33414

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code   (561) 793-7233

401 South LaSalle Street, Suite 201, Chicago, IL 60605

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 133-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

Effective August 27, 2006, Messrs. John R. Harrington, Jr., William Fletcher and Robert Dinerman resigned as Directors and officers of Spear & Jackson, Inc. (the “Company”), as well as in any capacity as officers and Directors of the Company’s subsidiary companies, except that Mr. Fletcher will continue to serve as Chairman and Managing Director of the Company’s United Kingdom principal operating subsidiaries. Messrs. Lewis Hon Ching Ho and Andy Yan Wai Poon and Ms. Maria Yuen Man Lam, previously elected as Directors by the Board of Directors in order to fill vacancies established by the Board of Directors, were elected on August 28, 2006 by Pantene Global Holdings Ltd., the majority stockholder of Spear & Jackson and an affiliate of United Pacific Industries Limited, as described in the Company’s Information Statement previously circulated to the stockholders of Spear & Jackson. At a meeting of the Board of Directors held on August 23, 2006, Mr. Ho was selected as Chief Administrative Officer, Mr. Poon was selected as Secretary, and Ms. Lam was selected as Corporate Controller of the Company. Information concerning the background and business experiences of Messrs. Ho and Poon and Ms. Lam was included in the Company’s Information Statement. None of these persons has entered into employment agreements with Spear & Jackson.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SPEAR & JACKSON, INC.

By:	/s/ Lewis Hon Ching Ho
Lewis Hon Ching Ho
Chief Adminstrative Officer

DATED: August 28, 2006